ASSIGNMENT OF PATENT

This agreement (the "Agreement") is made this 30th day of July, 2010, between Timothy A. Moore ("Assignor"), and Delaine Corporation ("Assignee")(Assignee and Assignor each a "Party" and collectively the "Parties").

WHEREAS, Assignor has invented the following invention: Lighted Ratcheting Wrench; and

WHEREAS, It is in the best interests of the Parties for Assignor to assign all right and title in and to the Invention to Assignee;

NOW THEREFORE, for consideration of 5,000,000 shares of common stock of Delaine Corporation, the Parties hereby agree as follows:

1. **Assignment**. Assignor hereby irrevocably assigns to Assignee all right, title and interest in the Invention to Assignee in exchange for 5,000,000 shares of Assignee's common stock, par value $0.001 per share, and Assignee hereby accepts such assignment.
2. **Amendments or Waiver**. This Agreement may be changed, waived, discharged or terminated only by a writing signed by all parties hereto. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver in any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.
3. **Severability**. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
4. **Governing Law**. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Nevada without giving effect to the conflict of laws principles thereof.
5. **Entire Agreement**. This Agreement constitutes the entire Agreement between the parties relating to the subject matter herein.
6. **Binding Effect**. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Parties.

IN WITNESS WHEREOF the undersigned agree to the terms of this Agreement as of the date first written above:

ASSIGNEE	**ASSIGNOR**
Timothy A Moore	Timothy A Moore
Timothy A. Moore, President, Delaine Corp.	Timothy A. Moore